UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-108222
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-98549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-92248
UNDER THE SECURITIES ACT OF 1933

Factory Card & Party Outlet Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	36-3652087 (I.R.S. Employer Identification No.)
2727 Diehl Road
Naperville, Illinois 60563
(630) 579-2000
(Address of Principal Executive Offices)

Factory Card & Party Outlet 2003 Equity Incentive Plan
Employment Agreements, Restricted Stock Agreements and Warrant Agreements, dated as of April 8, 2002
Factory Card & Party Outlet Corp. 2002 Employee Stock Option Plan
Factory Card & Party Outlet Corp. 2002 Non-Employee Directors Stock Option Plan
(Full Title of the Plan)
Timothy J. Benson
Vice President, Treasurer & Chief Financial Officer
2727 Diehl Road
Naperville, Illinois 60563
(630) 579-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:
David C. Chapin
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
(617) 951-7000

DEREGISTRATION OF UNSOLD SECURITIES
     These Post-Effective Amendments relate to the following Registration Statements on Form S-8 of the Registrant (collectively, the “Registration Statements”):
•	File No. 333-108222, pertaining to the registration of 250,000 shares of the Registrant’s common stock, $0.01 par value per share (“Common Stock”), issuable under the Registrant’s 2003 Equity Incentive Plan, which was filed with the Securities and Exchange Commission on August 26, 2003;

•	File No. 333-98549, pertaining to the registration of 77,700 shares of the Registrant’s Common Stock, issuable under the Registrant’s Employment Agreements, Restricted Stock Agreements and Warrant Agreements, dated as of April 8, 2002, which was filed with the Securities and Exchange Commission on August 22, 2002; and

•	File No. 333-92248, pertaining to the registration of 316,667 shares of the Registrant’s Common Stock, issuable under the Registrant’s Factory Card & Party Outlet Corp. 2002 Employee Stock Option Plan and Factory Card & Party Outlet Corp. 2002 Non-Employee Directors Stock Option Plan, which was filed with the Securities and Exchange Commission on July 11, 2002.
     Pursuant to an Agreement and Plan of Merger dated as of September 17, 2007 among Amscan Holdings, Inc., a Delaware corporation (“Parent”), Amscan Acquisition, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Purchaser”), and the Registrant, Purchaser was merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation. The Merger became effective on November 16, 2007.
     In connection with the closing of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of post-effective amendments, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration the shares of Common Stock registered but not sold under the Registration Statements.

SIGNATURE
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naperville, State of Illinois, on November 19, 2007.

FACTORY CARD & PARTY OUTLET CORP.
By:	/s/ Timothy J. Benson
Name:	Timothy J. Benson
Title:	Vice President, Treasurer & Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the registration statements on Form S-8 have been signed below by the following persons in the capacities indicated on November 19, 2007.
SIGNATURE

/s/ Gary W. Rada
Gary W. Rada
Title:	Director, President and Chief Executive Officer

/s/ Timothy J. Benson
Timothy J. Benson
Title:	Vice President, Treasurer and Chief Financial Officer (Principal Accounting Officer)

/s/ Robert J. Small
Robert J. Small
Title:	Director

/s/ James M. Harrison
James M. Harrison
Title:	Director